Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 14, 2022, relating to the financial statements of SMART Global Holdings, Inc., and the effectiveness of SMART Global Holdings, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SMART Global Holdings, Inc. for the year ended August 26, 2022.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

April 4, 2023